 EXHIBIT 5.1

Ruffa & Ruffa, P.C.

November 21, 2025

BT Brands, Inc.

405 Main Avenue West, Suite 2D,

West Fargo, ND 58078

Re:       Registration Statement on Form S-3 (File No. 333-283830)

Ladies and Gentlemen:

We have acted as special counsel to BT Brands, Inc., a Wyoming corporation (the “Company”), in connection with its filing of (i) a Registration Statement on Form S-3 (Registration No. 333-283830) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), (ii) the base prospectus, dated December 13, 2024 (the “Base Prospectus”), included in the Registration Statement and (iii) the prospectus supplement, dated as of December 13, 2024 filed with the Base Prospectus (“Prospectus Supplement No. 1”) and (iv) the prospectus supplement, to be filed with the Commission (“Prospectus Supplement No. 2” and together with Prospectus Supplement No. 1 and the Base Prospectus, as supplemented from time to time by one or more prospectus supplements, the “Prospectus”), pursuant to Rule 424 promulgated under the Act and, upon such filing, will form a part of the Registration Statement.

The Prospectus relates to the public offering of an aggregate of $3,565,880 of shares of common stock, par value $0.002 per share (the “Shares”). The Shares are being sold pursuant to that certain Equity Distribution Agreement, dated as of December 13, 2024, as amended on November 21, 2025, by and between Maxim Group LLC, as the sales agent, and the Company (as so amended, the “Distribution Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. The opinions expressed herein are limited to the Wyoming Business Corporation Act. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. We express no opinion herein concerning any state securities or blue sky laws.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Ruffa & Ruffa, P.C.

November 21, 2025

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued against payment therefor pursuant to the terms of the Distribution Agreement, will be validly issued, fully paid and non-assessable.

Our opinion set forth herein is limited to the matters expressly set forth in this letter and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we disclaim any obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ruffa & Ruffa, P.C.